Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made as of the last executed date below (the “Effective Date”), by and among BMC Acquisitions Corp., LLC an entity with a principle address of 570 Lexington Avenue, New York, NY 10022, or its affiliate (the “Buyer”) and Belmont Partners, LLC a Virginia limited liability company with a principal address of 360 Main Street, Washington Virginia 22747 (“Seller”), Yzapp International, Inc. a company organized under the laws of the state of Nevada and traded under the symbol “YZPI” (the “Company”), and Tri-State Title & Escrow LLC (“Escrow Agent”) (Buyer, Seller, Company and Escrow Agent each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Seller owns an aggregate of 5,878,894 shares of the common stock, par value $0.001 per share (the “Stock”), of the Company, which Stock represents a majority of the capital stock of the Company; and

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the Stock in accordance with the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1. Agreement to Purchase and Sell.  Seller will sell to Buyer and Buyer agrees to purchase the Stock in exchange for Three Hundred Thousand U.S. dollars ($300,000.00) (the “Purchase Price”), to be paid to Seller according to the terms and conditions set forth in Section 3 herein;

2. Closing.  The closing of the purchase and sale of the Stock, and the payment by Buyer of the Purchase Price (the “Closing”) shall take place on or before August 6, 2008, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Fl. New York, NY 10006, electronically, or as counsel for the parties otherwise may agree, subject to the satisfaction of the following Closing Conditions (hereinafter defined) having been satisfied or waived:

a) Buyer shall deliver to Seller a copy of this Agreement executed by Buyer (this delivery, together with the other deliveries required from Buyer by the provisions of this paragraph (the “Buyer Deliverables”);

b) Seller shall deliver a fully executed copy of this Agreement to Buyer (this delivery, together with the other deliveries required from Seller by the provisions of this paragraph (the “Seller Deliverables”);

c) The Escrowed Funds (defined in Section 3(a) herein) shall be released to Seller;

d)  Seller shall cause the board of directors of the Company to execute a resolution approving the terms of this Agreement and providing that, effective as of the Closing Date, or such later date as agreed to between the Company and its current officers, (i) the Company’s officers and directors shall resign and be duly replaced by the Buyer’s Chief Executive Officer designee, who is Eugene M. Weiss; (ii) the Company will cause the Buyer’s director designee to be duly appointed, who is Eugene M. Weiss; and

e) Seller will use its reasonable best efforts to ensure that two of the Company’s current directors will remain directors of the Company until the expiration of the 10-day period beginning on the date of the filing of the Information Statement relating to a change in majority of directors of the Company with the Commission pursuant to Rule 14f-1 promulgated under the Exchange Act (“Information Statement”), and the Buyer agrees to file with the Securities and Exchange Commission promptly after the Closing Date a report on Form 14f disclosing the change in control of the Company.

f) Following the Closing and the satisfaction of the conditions set forth in Sections 2(d) and 2(e) above, Buyer shall deliver to Seller:

(i)           a resolution of the board of directors of the Company and Irrevocable Transfer Agent Instructions to effectuate performance of Section 3(c) of this Agreement (the “Board Resolution”); and(ii)a resolution of the majority shareholders of the Company to effectuate performance of Section 3(c) of this Agreement (the “Shareholder Resolution”);

g) Seller shall deliver to Buyer:

(i) to the extent reasonably available to Seller, and after the full performance of Section 3(a), true and correct copies of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts; and,

(ii) upon delivery by Buyer of the Buyer deliverables, and delivery to the Escrow Agent of the balance of the Purchase Price as required by the provisions of paragraph 3(b) below, Seller shall deliver (or cause the transfer agent to issue) to Buyer stock certificate(s) evidencing the Stock, free and clear of all liens, charges, or encumbrances of whatsoever nature.
.

h) For purposes hereof, the term “Closing Conditions” shall mean:

(i) that the Seller shall have delivered to Buyer the Seller Deliverables;

(ii) that the representations of the Seller and the Company contained in this Agreement shall be true and complete in all respects; and

(iii) that no material adverse change in the business or financial condition of the Company shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a material adverse effect upon the Company or the Stock.

3. Payment Terms.

a) Buyer has previously placed a deposit of One Hundred Thousand U.S. Dollars ($100,000.00) into an escrow account (the “Deposit”) with Tri-State Title & Escrow, LLC (the “Escrow Agent”), which Deposit shall be applied towards the satisfaction and payment of the Purchase Price as provided for and accordance with the terms of this Agreement.  At Closing, Buyer shall deposit an additional Two Hundred Thousand U.S. Dollars ($200,000.00) (the “Balance”) with the Escrow Agent(the Deposit and the Balance collectively the “Escrowed Funds”).  Upon satisfaction of all Closing Conditions, the Escrowed Funds shall be released according to Section 3(b) herein.

b) Wire transfer of the Balance shall be made by wire transfer of immediately available funds, into the Escrow Account, and the Escrowed Funds shall be released to Seller at Closing with no further instruction or direction from Buyer to the Escrow Agent.  Escrow Account wire transfer instructions are as follows:

Bank Name:	Cardinal Bank
Account Name:	Tri-State Title & Escrow, LLC
8270 Greensboro Dr., Suite 100
McLean, VA 22102
Account Number:	5060024931
Routing Number:	056008849

c) Stock Position.

(i) In consideration of the benefits provided to the Company hereby, Company shall issue and deliver to Seller, such fully paid, non-assessable restricted shares of the Company’s common stock as necessary for Seller to attain at least a one and one tenth percent (1.1%) post Transaction (hereinafter defined) ownership interest in the Company (the “Position”).  The Position shall be based on the capital structure of the Company post Transaction (taking into account any and all shares issued in connection with the Transaction, any reverse stock split (if any) completed in connection with or as a condition to such Transaction, and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers) completed prior to, in connection with, or as a condition to such Transaction.  Buyer shall take all steps necessary to fully effectuate the provisions of this Section 3 and, to that end, promptly after the Closing endeavor to identify an appropriate operating business that would be suitable for acquisition by the Company.  For purposes hereof, “Transaction” shall mean the acquisition by the Company of an operating business by merger, acquisition of shares or asset acquisition.

(ii) Certificate(s) evidencing the Position shall be issued and delivered to the Seller immediately following the actions anticipated by Section 3(c)(i) herein (the “Actions”), but in no case later than eleven (11) months following the Closing  Date hereof.  In the event that all Actions have not been completed by the eleventh month anniversary of the Closing Date, Seller shall transfer to Buyer shares comprising the Position on that date and shall issue additional shares as necessary following completion of the Actions.

(iii) The Shareholder Resolution whereby the majority of the shareholders of the Company agree to the issuance of the Position.

(iv) The effective date of all Shares transferred pursuant to this Section 3 shall be the Closing Date and shall be memorialized on the face of the certificates evidencing such shares.

d)           The Parties acknowledge and agree that the Position shall be newly issued, restricted common shares of the Company.  Buyer agrees for himself and on behalf of the Company to accept any reasonable legal opinion of Seller’s counsel regarding the removal of restrictions from the Position.  In the event that, within 13 months from the date of a Transaction, a registration statement to register the shares representing the Position shall not have not been filed and the shares representing the Position otherwise cannot be sold in accordance with Rule 144 of the Securities Act of 1933, as amended, the Company and the Buyer, jointly and severally, shall pay to Seller liquidated damages in the amount of 2% per month until such shares may be sold, not to exceed 24% in the aggregate based upon the price per share as of the one year anniversary of this Agreement, multiplied by the number of shares representing the Position.  The Parties agree that the liquidated damages hereunder are not a penalty.  Notwithstanding the foregoing, the Buyer agrees that, if a registration statement is filed to register shares of the Company that have been sold in connection with a Transaction or an initial financing or are underlying securities sold in a financing transaction (the “Registrable Shares”) that is undertaken in connection with or as a result of the Transaction during the period commencing on the date hereof and ending on the date that is 12 months from the date of a Transaction, that Seller shall be permitted to have the shares representing the Position included in such registration statement. Notwithstanding anything to the contrary set forth in this Section 3(d), in the event the Commission does not permit the Company to register all of the Registrable Shares (and the shares representing the Position) because of the Commission’s application of Rule 415, the Company shall be permitted to remove the shares representing the Position from such Registration Statement prior to any of the Registrable Securities being removed.

e) In consideration of the benefits provided to the Company hereby, Company hereby agrees to be liable for all amounts due hereunder and all other obligations of this Agreement.

f)
Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a.
Title to Stock.  Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn.  The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

b.
Liabilities of the Company. The liabilities referenced in Exhibit 1 herein represent, to the best of Seller’s knowledge, the total outstanding liabilities of the Company.  The Seller shall take all necessary and prudent actions to effectively meet the obligations of the Company in regards to the liabilities referenced in Exhibit 1 (the “Obligations”). The Seller shall have sixty (60) days from the Effective Date to effectively payoff, satisfy or discharge all of the Obligations, and shall indemnify and hold harmless the Company and the Buyer from and against all losses, claims, liabilities, claims and expenses (including attorneys’ fees and expenses) in connection with, by reason of or related to Seller’s failure to perform fully its obligations under this paragraph.  To secure Seller’s indemnification obligations, Seller agrees to deposit with the Escrow Agent at the Closing, the sum of $20,000 which, 65 days after the Closing Date, Escrow Agent either (i) shall pay to Seller, if Seller shall have paid or satisfies or discharged all of the Obligations so that none of the Obligations are liabilities of the Company on that date or thereafter, or (ii) shall pay to Buyer, if Seller shall not have paid or satisfies or discharged all of the Obligations so that none of the Obligations are liabilities of the Company on that date or thereafter.  Furthermore, if Buyer retains counsel or incurs any other reasonable expense, whether or not any action is commenced, in order to enforce Seller’s indemnification obligations under this paragraph, then Seller also shall pay to Buyer all of Seller’s attorneys’ fees and expenses incurred in connection with Buyer’s enforcement of such indemnification obligations of Seller.

c.	Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement.

d.
No Conflict.  Neither the execution or delivery by the Seller of this Agreement, nor the consummation or performance by the Seller of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, any agreement or instrument to which the Seller is a party or to which the Stock are subject; or (b) contravene, conflict with, or result in a violation of, any law to which the Seller may be subject.

e.
Litigation.  There is no pending action, claim or proceeding against the Seller that involves the Stock or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Seller, no such action, claim or proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action, claim or proceeding.

f.	Representations of the Company. The representations and warranties of the Company in Section 6 below, are true and complete.

5.           Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

a.
Affidavit of Source of Funds. Prior to each transfer to Seller or each deposit into escrow, Buyer shall execute an Affidavit of Source of Funds, to the reasonable satisfaction of Seller, which attests that the funds to be transferred are not the proceeds of nor are intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal or state laws. Such activity may include, but is not limited to: tax evasion; financial misconduct; environmental crimes; activity involving drugs and other controlled substances; counterfeiting; espionage; kidnapping; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in a bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the Court or government or regulatory official; bribery or any violation of the Foreign Corrupt Practices Act; trading with enemies of the United States; forgery; or fraud of any kind. Buyer further warrants that all transfers of monies will be in accordance with the Money Laundering Control Act of 1986 as amended.

b.
Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

i.	Full Power and Authority. Buyer represents that it has full power and authority to enter into this Agreement.

ii.
Stock.  The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same, unless and except and to the extent that such Stock is to be sold, pledged or transferred in connection with a Transaction or an initial financing of the Company.

iii.
Information Concerning the Company.  Buyer is solely responsible for conducting its own due diligence with respect to the Company and its liabilities and for gathering enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Seller has made no representations with respect to the Company or its status except as explicitly stated in this Agreement.

iv.	Investment Experience. The Buyer understands that purchase of the Stock involves substantial risk. The Buyer:

has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock; and,

has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

v.
No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller's representatives, employee’s or affiliates in purchasing the Stock.

vi.
Restricted Securities. Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

vii.
Opinion Necessary.    Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act.  Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

viii.
Compliance.  Buyer shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the Transaction and all related transactions, including but not limited to filing any forms required by the U.S. Securities and Exchange Commission.

6. Representations and Warranties of the Company. The Company hereby represents, warrants, covenants and agrees, as of the date hereof and as of the Closing Date, as follows:

a.Organization and Authority.

i.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

ii.
Complete and correct copies of the Company’s certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the “Commission”).

iii.
The Company has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor’s rights and except that any remedies in the nature of equitable relief are in the discretion of the court.  All necessary action required to be taken by the Company for the consummation of the transactions contemplated by this Agreement has been taken.

iv.
The execution and performance of this Agreement will not constitute a breach of any material agreement or indenture to which the Company is a party, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to the Company.  The execution and performance of this Agreement will not violate or conflict with any provision of the certificate of incorporation or by-laws of the Company.

v.	The Stock is duly and validly authorized and issued, fully paid and non-assessable.

vi.
The authorized Common Stock consists of 50,000,000 shares of common stock, par value $0.001 per share, of which 11,746,041 shares are issued and outstanding, and 1,000,000 million shares of blank check preferred stock, par value $0.001 per share, of which none have been designated or issued.  The Company has no outstanding or authorized warrants, options, other rights to purchase or otherwise acquire capital stock or any other securities of the Company, preemptive rights, rights of first refusal, registration rights or related commitments of any nature.  All issued and outstanding Common Stock was either (i) registered under the Securities Act, or (ii) issued pursuant to valid exemptions from registration thereunder.

vii.
No consent, approval or agreement of any person, party, court, governmental authority, or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.

viii.	The Stock is free and clear of all liens, claims and encumbrances.

b.SEC Documents.

i.
The Company is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  To the Company’s knowledge, none of the Company’s filings made pursuant to the Exchange Act (collectively, the “Company SEC Documents”) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.

ii.
The Company SEC Documents include the Company’s audited consolidated financial statements for the fiscal years ended July 31, 2007 and 2006 (collectively, the “Financial Statements”), including, in each case, a balance sheet and the related statements of income, stockholders’ equity and cash flows for the period then ended, together with the related notes, and for the quarterly periods ended October 31, 2007, January 31, 2008 and April 30, 2008.  The Financial Statements present fairly the financial position of the Company at the respective balance sheet dates, and fairly present the results of the Company’s operations, changes in stockholders’ equity and cash flows for the periods covered.

iii.
At the close of business on July 31, 2008, the Company did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with GAAP which are not fully reflected, reserved against or disclosed on the balance sheet for the quarterly period ended April 30, 2008.  The Company has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  The Company does not have any debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due, and not heretofore paid or discharged.  As of the Closing Date, the Company shall have no trade payables, indebtedness or other liabilities that can be settled by the payment of a sum of money.

c.	Absence of Changes. Since July 31, 2007, except as set forth in the Company SEC Documents, there have not been:

i.
any changes in the consolidated assets, liabilities, or financial condition of the Company, except changes in the ordinary course of business which do not and will not have a material adverse effect on the Company;

ii.
any changes or amendments to a material contract, charter document or arrangement not in the ordinary course of business to which the Company is a party other than contracts which are to be terminated at or prior to the Closing;

iii.	any loans made by the Company to any of affiliate of the Company or any of the Company’s employees, officers, directors, shareholders or any of its affiliates;

iv.	any declarations or payments of any dividend or other distribution or any redemption of any capital stock of the Company;

v.	any other events or conditions of any character which might have a material adverse effect on the Company; or

vi.	any agreements or commitments by the Company to do any of the things described in this Section 6.

d. Contracts and Commitments.  Except as contemplated under this Agreement or set forth in the Company SEC Documents, the Company is not a party to any material contract or agreement.

e.	No Defaults. The Company is not in violation of its certificate of incorporation or by-laws or any judgment, decree or order, applicable to it.

f.
Litigation.  There are no material (i.e., claims which, if adversely determined based on the amounts claimed, would exceed ten thousand dollars ($10,000) in the aggregate) claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Company) pending or, to Company’s knowledge, threatened against the Company or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

g.
Compliance with Laws.  The Company, to its knowledge, is in full compliance with all laws applicable to it (including, without limitation, with respect to zoning, building, wages, hours, hiring, firing, promotion, equal opportunity, pension and other benefit, immigration, nondiscrimination, warranties, advertising or sale of products, trade regulations, anti-trust or control and foreign exchange or, to the Company’s knowledge, environmental, health and safety requirements).

h.	Intellectual Property. The Company has no intellectual property rights.

i.
No Broker.  Neither the Company nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.  The Company shall indemnify and hold the Buyer harmless against any loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any brokerage fees, commissions or finders’ fees which are due as a result of the consummation of the transaction contemplated by this Agreement.

7. Indemnification.

a. Buyer shall indemnify and hold harmless the Seller from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement that arise by reason of Buyer’s representations in this Agreement being untrue in any material respect (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Buyer’s obligation to reimburse Seller for such Losses and the possibility that such payments might later be held to have been improper.

b. Seller agrees to indemnify Buyer, and hold Buyer harmless from and in respect of any Liabilities or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement that arise by reason of Seller’s representations in this Agreement being untrue in any material respect (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Seller’s obligation to reimburse Buyer for such Losses and the possibility that such payments might later be held to have been improper.

c. If any claim, action or proceeding is brought against a Party arising out of a claim that is the subject of indemnification under this Agreement, the Party seeking indemnification shall provide the other Party prompt written notice of the same, together with the basis for such Party seeking indemnification (the “Indemnification Notice”).  Upon receipt of an Indemnification Notice by a Party, such Party shall inform the other Party (delivering the Indemnification Notice), within five (5) business days after receipt of the Indemnification Notice, whether the Party accepts or rejects responsibility for resisting and defending such claim, action or proceeding.  If responsibility is accepted, the indemnifying party shall have the right to select attorneys reasonably acceptable to the other Party.  If responsibility is not accepted, then the Party delivering the Indemnification Notice shall be free to select attorneys to assist in the defense of the claim, action or proceeding without approval of the other Party. Unless the Party receiving the Indemnification Notice has provided the other Party with written acceptance of responsibility for defense and indemnification of the subject claim, action or proceeding, the indemnifying party shall not settle any such claim without the prior consent of such Party delivering the Indemnification Notice, which consent shall not be unreasonably withheld, conditioned or delayed.

8. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Nevada, without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

9. Company’s Form 10-K.  The parties to this Agreement acknowledge that, by reason of the Company’s fiscal year ending July 31, 2008, that the Company is responsible for filing an annual report on Form 10-K of Form 10-KSB no later than October 29, 2008.  Seller and the Company agree to cooperate fully with Buyer and to cause their representatives to cooperate fully with Buyer in connection with the preparation of the financial statements and other disclosures and materials and, generally, the entire report, so that the same is filed timely with the SEC, and that, if requested by Buyer, the Company’s current Principal Executive Officer and Principal Financial Officer shall provide the Section 302 and Section 906 Certifications required in connection therewith.

10. Term / Survival.  The terms of this Agreement shall be effective as of the Effective Date, and continue until such time as the payment of the Purchase Price and all other amounts due hereunder are fully satisfied, however; the terms, conditions, and obligations of Sections 3(c), 7, 9  and 20 hereof shall survive the termination of this Agreement.

11. Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

12. Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

13. Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

14. Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

15. Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this agreement, by law, or otherwise afforded the Buyer shall be cumulative and not alternative.

16. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

17. Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

18. Further Assurances.  From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

19. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails, and

c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed notices given in the manner provided above shall be effective upon delivery to a party or upon a party’s refusal of delivery at the party’s address as indicated herein for the delivery of notices, or to such other addresses as may be specified by any such Person/Party to the other Person/Parties pursuant to notice given by such Person/Party or its counsel in accordance with the provisions of this Section 19.

20. Insider Trading.  Seller and Buyer hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  Seller and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

21. Binding Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

SELLER	BUYER

BELMONT PARTNERS, LLC	BMC ACQUISITION CORP., LLC

/s/Joseph Meuse	/s/ William J. McCluskey
By: Joseph Meuse, Managing Member	By: William J. McCluskey, Managing Member

Date: ____________________	Date: ________________________

COMPANY	ESCROW AGENT

YZAPP INTERNATIONAL, INC.	TRI-STATE TITLE & ESCROW, LLC

/s/ Joseph Meuse	/s/
By: Joseph Meuse, Director	By:
Date: ______________________	Date: _______________________

EXHIBIT 1

	Type	Date	Num	Account	Amount	Balance
Automated Filing Services Inc.						0.00
	Bill	11/26/2007	inv.711146	Accounts Payable	538.48	538.48
	Bill	12/18/2007	inv.712089	Accounts Payable	284.08	822.56
	Bill Pmt -Cheque	03/14/2008	141	Accounts Payable	-822.56	0.00
Total Automated Filing Services Inc.					0.00	0.00
Clark Wilson						0.00
	Bill	11/01/2007	inv.1771709	Accounts Payable	494.91	494.91
	General Journal	11/01/2007		Accounts Payable	-494.91	0.00
	Bill	01/01/2008	inv.1775829	Accounts Payable	6,237.63	6,237.63
	General Journal	01/01/2008		Accounts Payable	-2,005.09	4,232.54
Total Clark Wilson					4,232.54	4,232.54
Dennis Brovarone (USD)						1,260.00
	Bill	11/06/2007	inv.2007-1633	Accounts Payable	100.00	1,360.00
Total Dennis Brovarone (USD)					100.00	1,360.00
Edgar Tech & Bus Serv (USD)						-382.00
Total Edgar Tech & Bus Serv (USD)						-382.00
Manning Elliott LLP						0.00
	Bill	01/31/2008	inv.169037	Accounts Payable	12,163.50	12,163.50
Total Manning Elliott LLP					12,163.50	12,163.50
Nevada Corp HdQ (USD)						385.00
Total Nevada Corp HdQ (USD)						385.00
NI Cameron Inc (CAD)						0.00
	Bill	12/18/2007		Accounts Payable	371.00	371.00
Total NI Cameron Inc (CAD)					371.00	371.00
Pacific Stock Transf Comp (USD)						0.00
	Bill	01/31/2008	inv.1031/11052007	Accounts Payable	70.00	70.00
Total Pacific Stock Transf Comp (USD)					70.00	70.00
Q4 Financial Group (USD)						21,055.00
	Bill Pmt -Cheque	10/01/2007	136	Accounts Payable	-5,000.00	16,055.00
	Bill Pmt -Cheque	10/01/2007	Debit	Accounts Payable	-40.00	16,015.00
	Bill	10/31/2007		Accounts Payable	2,620.00	18,635.00
	Bill	10/31/2007	inv.Q4 08-35	Accounts Payable	2,500.00	21,135.00
	Bill	01/31/2008		Accounts Payable	2,500.00	23,635.00
	Bill	01/31/2008		Accounts Payable	1,500.00	25,135.00
	Bill	01/31/2008	inv.Q4 08-36	Accounts Payable	2,500.00	27,635.00
	Bill	02/01/2008		Accounts Payable	525.00	28,160.00
	Bill	03/01/2008	Q4	Accounts Payable	525.00	28,685.00
	Bill Pmt -Cheque	03/13/2008	140	Accounts Payable	-1,050.00	27,635.00
	Cheque	03/24/2008	142	Accounts Payable	-525.00	27,110.00
	Bill	04/01/2008	inv.Q4 08-39	Accounts Payable	525.00	27,635.00
Total Q4 Financial Group (USD)					6,580.00	27,635.00
XL (USD)						4,000.00
Total XL (USD)						4,000.00
				TOTAL:	23,517.04	49,835.04

EXHIBIT 2
UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Board of Directors of Yzapp International, Inc. (the "Company"), the undersigned, being all of the Directors of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held:

WHEREAS, the Company has determined that it is in the best interests of the Company to enter into an agreement with Belmont Partners, LLC (“Belmont”) dated __________, 2008 (the “Agreement”) requiring the Company to provide Belmont at least a one and one tenth percent (1.1%) common stock position in the Company (the “Position”).  The Position shall be based on the capital structure of the Company after post Transaction (taking into account any and all shares issued in connection with the Transaction, any reverse stock split (if any), and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers).  Buyer shall take all steps necessary to fully effectuate the provisions of this Section 3 and, to that end, promptly after the Closing endeavor to identify an appropriate operating business that would be suitable for acquisition by the Company.  For purposes hereof, “Transaction” shall mean the acquisition by the Company of an operating business by merger, acquisition of shares or asset acquisition.;

WHEREAS, the Company has entered into the Agreement with Belmont;

WHEREAS, the Company has received full and adequate consideration from Belmont for the Position;

WHEREAS, it is in the best interests of the Company to issue such shares of the Company’s common stock (the “Shares”) to Belmont necessary to provide Belmont the Position according to the terms of the Agreement; and

WHEREAS, all Shares transferred to Belmont hereby shall be deemed to have a valuation of par value.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(a)	it is in the best interests of the Company to undertake the transactions contemplated hereby; and

(b)	the transactions are hereby approved, ratified and confirmed; and

(c)
any transfer agent acting for or on behalf of the Company or a Surviving Company (a “Transfer Agent”) shall be entitled to rely upon these resolutions to execute the issuance of the Shares as aforesaid; and

(d)
certificate(s) evidencing the Position shall be issued and delivered to Belmont Partners, LLC immediately following the Transaction, but in no case later than one year from this resolution.  In the event that a Transaction have not been completed within one year from this resolution Belmont Partners, LLC shall be issued shares comprising the Position on that date and shall be issued additional shares as necessary following any reverse stock split, share issuances relating to the Transaction and initial contracts, initial acquisition of any assets, initial financing, and after any other initial issuance of stock; and

(e)
the effective date of all Shares transferred pursuant to this Board Resolution shall be ________________, 2008 and shall be memorialized on the face of the certificates evidencing such shares.  Company shall accept as valid any legal opinion of Belmont Partners, LLC’s counsel regarding the removal of restrictions from all shares hereby issued, and any transfer agent acting on behalf of the Company shall be entitled to rely upon these resolutions to remove such restrictions from such shares; and

(f)
the Company agrees to indemnify and hold harmless the Transfer Agent from and against any and all claims, liabilities, losses, damages and expenses, including fees and expenses of counsel, accountants and other advisors (collectively, “Losses”), related thereto or arising out of or in connection therewith the issuance of Shares; and

(g)
the Company gives the Transfer Agent authorization to deliver said shares as specified herein to Belmont Partners, LLC at 360 Main Street, Washington, Virginia 22747 via Federal Express or Hand Delivery; and

(h)	the value of all shares hereby transferred shall be par value.

Each Director, by signing this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Board of Directors’ meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the  day of _____________, 2008.

______________________
______________________, Director

EXHIBIT 3

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

DATE: ______________ __, 2008

TO:

Re:

Ladies and Gentlemen:

Reference is made to that certain Common Stock Purchase Agreement between Yzapp International, Inc. (the “Company”), Belmont Partners, LLC (“Belmont”) and among Brean Murray, Carret & CO, LLC (the “Buyer”), dated _________ __, 2008 pursuant to which the Company shall issue to Belmont a number of shares of the common stock of the Company equal to one and five tenths percent (1.5%) of the total capital stock of the Company (the “Stock Position”).  This letter shall serve as the Company’s irrevocable authorization and direction to Pacific Stock Transfer Co., and to any subsequent Transfer Agent of the Company , (collectively the “Transfer Agent”) to issue shares of the common stock of the Company to Belmont as set forth below, and no subsequent direction, order, resolution or other order or request of the Company shall be effective to rescind, modify, nullify, or otherwise cancel these instructions, the attached resolutions, or the shares issued hereby.

Specifically, the Transfer Agent is hereby instructed to issue one and one tenth percent (1.1%) of the total capital stock of the Company to Belmont based on the capital structure of the Company post Transaction (taking into account any and all shares issued in connection with the Transaction, any reverse stock split (if any), and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers).  For purposes hereof, “Transaction” shall mean the acquisition by the Company of an operating business by merger, acquisition of shares or asset acquisition.

 The Transfer Agent shall deliver certificate(s) evidencing the shares in the Stock Position to Belmont Partners, LLC, at the address indicated below immediately following the Actions, but in no case later than one year from this Instruction.  In the event that all Actions have not been completed within one year from this Instruction, the Transfer Agent shall transfer to Belmont certificate(s) evidencing the shares comprising the Stock Position on ______________________, 2009, and shall further issue additional shares to Belmont as necessary following completion of the Actions.

The shares comprising the Stock Position shall be newly issued restricted common shares of the Company, and the Effective date of all shares in the Stock Position shall be ____________ __, 2008 regardless of the date on which the certificate(s) evidencing such shares are issued, and such effective date shall be evidenced on the face of such certificate(s).

The Company hereby confirms to the Transfer Agent and Belmont that the shares comprising the Position shall not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company, and that if the shares comprising the Position are not registered for sale under the Securities Act of 1933, as amended, then the certificates evidencing such shares shall bear the requisite restrictive legend.  The Transfer Agent is hereby instructed to accept as valid any opinion of Belmont’s counsel regarding removal of any restriction from the shares comprising the Position, and upon receipt of such opinion of counsel the Transfer Agent shall promptly remove such legend.

The Company hereby represents, acknowledges and agrees that: (i) Belmont has relied upon the representations and covenants made by the Company hereunder as a material inducement to Belmont entering into the Common Stock Purchase Agreement; (ii) that without such representations and covenants Belmont would not enter into the Common Stock Purchase Agreement; (iii) in the event of any breach or threatened breach of any provision hereof, Belmont would be irreparably damaged and damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced.  Therefore, in the event of a breach or threatened breach of the representations and covenants hereunder, or a breach or threatened breach of the Transfer Agent’s duties and obligations herein defined, Belmont shall be entitled in addition to all other rights and remedies, to an injunction restraining such breach, without being required to show any actual damages or to post any bond or other security, and/or to a decree of specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

Delivery of the certificate(s) evidencing the Position shall be delivered to Belmont by Federal Express toBelmont Partners, LLC, 360 Main Street, Washington, Virginia 22747, or to such other address as specified in writing by Belmont.

IN WITNESS WHEREOF, the Parties have caused this agreement and letter of Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

YZAPP INTERNATIONAL, INC	BELMONT PARTNERS, LLC

/s/	/s/
Joseph Meuse, Managing Member
Director

.

EXHIBIT 4
WRITTEN SHAREHOLDERS CONSENT
IN LIEU OF A SPECIAL MEETING

In lieu of a Special Meeting of the Shareholders of Yzapp International, Inc. a Nevada corporation (the "Company"), the undersigned, being the majority shareholder(s) of the Company, take the following actions by unanimous written consent; said actions to have the same force and effect as if adopted at a meeting of the majority shareholders duly called and held:

WHEREAS, the Shareholder(s) wish to increase the appoint __________________ as the sole Director and President of the Company; and

WHEREAS, the Shareholder(s) wish to terminate Joseph Meuse as Director and/or officers of the Company.

NOW, THEREFORE, IT IS HEREBY RESOLVED AS FOLLOWS:

(i)	the Company appoints ________________ as the sole Director of the Company;

(j)	the Company terminates Joseph Meuse as Director and/or officer of the Company;

(k)	the Company terminates Joseph Meuse as Director and/or officer of the Company;

(l)	transactions are hereby approved, ratified and confirmed; and

Each Shareholder, by signing this Written Consent of the Shareholders in Lieu of a Special Meeting, waives notice of the time, place and purpose of a special Majority Shareholders meeting and agrees to the transaction of the business set forth in this unanimous written consent in lieu of such meeting.

IN WITNESS WHEREOF, we have each signed this Written Consent of the Shareholders in Lieu of a Special Meeting, which may be signed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument, effective as of the ___ day of March, 2008.

By:	/s/
Joseph Meuse,
Managing Member of Belmont Partners, Majority Shareholder